Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2017 Results

Q4 Direct Retail Net Revenue Growth of 48% Year over Year to $1,419 million
Q4 Total Net Revenue Growth of 46% Year over Year to $1,439 million
Full Year 2017 Total Net Revenue Growth of 40% to $4.7 billion
11.0 million Active Customers, up 33% Year over Year

BOSTON, MA — February 22, 2018 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its fourth quarter and full year ended December 31, 2017.
Fourth Quarter 2017 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair's five distinct sites, increased $460.2 million to $1,419.2 million, up 48.0% year over year

•	Total net revenue increased $454.5 million to $1,439.0 million, up 46.2% year over year

•	Gross profit was $332.2 million or 23.1% of total net revenue

•	GAAP net loss was $72.8 million

•	Adjusted EBITDA was $(21.2) million or (1.5)% of total net revenue

•	GAAP basic and diluted net loss per share was $0.83

•	Non-GAAP diluted net loss per share was $0.58

•	Non-GAAP free cash flow was $1.4 million

•	At the end of the fourth quarter, cash, cash equivalents, and short-term and long-term investments totaled $641.6 million
Full Year 2017 Financial Highlights

•	Direct Retail net revenue increased $1.4 billion to $4.6 billion, up 42.5% year over year

•	Total net revenue increased $1.3 billion to $4.7 billion, up 39.7% year over year

•	GAAP net loss was $244.6 million

•	Adjusted EBITDA was $(67.0) million or (1.4)% of total net revenue

•	Non-GAAP free cash flow was $(113.2) million
"We are pleased to report another year of incredible growth with total net revenue up $1.3 billion to $4.7 billion in 2017, as well as a record fourth quarter with the largest year-over-year increase in Direct Retail dollars in company history," said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "Our long-term investing approach and customer-centric mentality continue to pay off as we outpace the shift to online spending in our category and gain significant market share. Technology, combined with continuous testing and innovation, allows us to constantly enhance the shopping experience while quickly scaling our operations. From developing tools and features that help shoppers find just the right item among millions of options to providing design inspiration, product visualization and delivery tracking - we are redefining what is possible in the home category. This experience is resonating with our customers across the U.S. and in Canada, the United Kingdom and Germany with our international business completing a particularly strong year. Across North America and Europe, we continue to expand the footprint of our Wayfair Delivery Network and CastleGate, offering faster and more seamless delivery across more products and regions than ever before. As we enter 2018 with tremendous strength, we look forward to building upon this momentum as we lead the way in creating the best possible shopping experience for home."

Other Fourth Quarter Highlights

•	The number of active customers in our Direct Retail business reached 11.0 million as of December 31, 2017, an increase of 33.2% year over year

•	LTM net revenue per active customer was $422 as of December 31, 2017, an increase of 6.8% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.77 for the fourth quarter of 2017, compared to 1.71 for the fourth quarter of 2016

•	Repeat customers placed 62.4% of total orders in the fourth quarter of 2017, compared to 58.0% in the fourth quarter of 2016

•	Repeat customers placed 3.9 million orders in the fourth quarter of 2017, an increase of 41.3% year over year

•	Orders delivered in the fourth quarter of 2017 were 6.2 million, an increase of 31.3% year over year

•	Average order value was $229 for the fourth quarter of 2017, compared to $203 in the fourth quarter of 2016

•	In the fourth quarter of 2017, 47.3% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 43.3% in the fourth quarter of 2016
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2017 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (833) 286-5803 in the U.S. and (647) 689-4448 internationally. The passcode for the conference line is 9874508. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.
About Wayfair
Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 10 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes – from product discovery to final delivery.
The Wayfair family of sites includes:

•	Wayfair, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, unbelievable prices on everything modern

•	Birch Lane, a collection of classic furnishings and timeless home décor

•	Perigold, unparalleled access to the finest home décor and furnishings
Wayfair generated $4.7 billion in net revenue for full year 2017. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 7,700 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Joe Wilson
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target,"

"projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
Factors that could cause or contribute to differences in our future results include, but are not limited to: economic factors, such as interest rates and currency exchange fluctuations; our ability to acquire new customers; our ability to sustain and/or manage our growth, including the expansion of our Wayfair Delivery Network; our ability to increase our net revenue per active customer; and our ability to build and maintain strong brands. A further list and description of these risks, uncertainties and other factors can be found under Part I, Item 1A, Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s subsequent filings with the Securities and Exchange Commission. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures
To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of directors to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.
Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA
Net loss	$(72,771)	$(43,956)	$(244,614)	$(194,375)
Depreciation and amortization (1)	24,432	17,044	87,020	55,572
Equity based compensation and related taxes	22,087	14,688	72,626	51,953
Interest expense (income), net	5,576	97	9,433	(694)
Other (income) expense, net	(358)	48	(758)	(1,756)
(Benefit from) provision for income taxes	(185)	53	486	608
Other (1)	—	—	8,774	—
Adjusted EBITDA	$(21,219)	$(12,026)	$(67,033)	$(88,692)

Net revenue	$1,439,016	$984,559	$4,720,895	$3,380,360
Adjusted EBITDA Margin	(1.5)%	(1.2)%	(1.4)%	(2.6)%
(1) We recorded $9.6 million of one-time charges in the year ended December 31, 2017 in "Selling, operations, technology, general and administrative" in the consolidated and condensed statements of operations related to a warehouse we vacated in July 2017. Of the $9.6 million charges, $8.8 million was included in "Other" and related primarily to the excess of our estimated future remaining lease commitments through 2023 over our expected sublease income over the same period, and $0.8 million was included in "Depreciation and amortization" related to accelerated depreciation of leasehold improvements in the warehouse.
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Segment Adjusted EBITDA
U.S.	$7,204	$11,992	$35,888	$176
International	(28,423)	(24,018)	(102,921)	(88,868)
Adjusted EBITDA	$(21,219)	$(12,026)	$(67,033)	$(88,692)

A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net loss	$(72,771)	$(43,956)	$(244,614)	$(194,375)
Equity based compensation and related taxes	22,087	14,688	72,626	51,953
Provision for income taxes	(185)	53	486	608
Non-GAAP net loss	$(50,869)	$(29,215)	$(171,502)	$(141,814)
Non-GAAP net loss per share, basic and diluted	$(0.58)	$(0.34)	$(1.97)	$(1.67)
Weighted average common shares outstanding, basic and diluted	87,893	85,567	86,983	84,977

The following table presents a reconciliation of free cash flow to net cash provided by operating activities for each of the periods indicated (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$36,879	$73,494	$33,634	$62,814
Purchase of property, and equipment	(23,923)	(14,863)	(100,451)	(96,707)
Site and software development costs	(11,543)	(9,935)	(46,428)	(31,379)
Free cash flow	$1,413	$48,696	$(113,245)	$(65,272)

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Consolidated Financial Metrics
Net Revenue	$1,439,016	$984,559	$4,720,895	$3,380,360
Adjusted EBITDA	$(21,219)	$(12,026)	$(67,033)	$(88,692)
Free cash flow	$1,413	$48,696	$(113,245)	$(65,272)
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$1,419,207	$959,008	$4,643,243	$3,258,909
Active Customers	10,990	8,250	10,990	8,250
LTM Net Revenue per Active Customer	$422	$395	$422	$395
Orders Delivered	6,202	4,722	19,411	14,064
Average Order Value	$229	$203	$239	$232

Quarterly Financial Metrics
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2017 (in thousands):

	Three months ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Segment Financial Metrics
U.S. Direct Retail Net Revenue	$672,700	$702,408	$759,674	$858,583	$837,556	$976,673	$1,033,669	$1,227,507
U.S. Other Net Revenue	$33,221	$30,265	$28,127	$25,519	$20,473	$20,395	$16,975	$19,809
U.S. Adjusted EBITDA	$(1,039)	$(2,920)	$(7,857)	$11,992	$3,728	$20,425	$4,531	$7,204
International Direct Retail Net Revenue	$39,146	$53,249	$72,724	$100,425	$102,796	$125,788	$147,554	$191,700
International Other Net Revenue	$2,281	$1,006	$1,000	$32	$—	$—	$—	$—
International Adjusted EBITDA	$(19,921)	$(21,937)	$(22,992)	$(24,018)	$(24,624)	$(22,671)	$(27,203)	$(28,423)
The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three months ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Net loss	$(41,205)	$(48,274)	$(60,940)	$(43,956)	$(56,539)	$(38,875)	$(76,429)	$(72,771)
Depreciation and amortization (1)	10,487	12,578	15,463	17,044	20,352	19,323	22,913	24,432
Equity based compensation and related taxes	10,662	11,295	15,308	14,688	14,958	15,983	19,598	22,087
Interest (income) expense, net	(552)	(531)	292	97	299	1,550	2,008	5,576
Other (income) expense, net	(669)	(246)	(889)	48	(176)	(451)	227	(358)
Provision for (benefit from) income taxes	317	321	(83)	53	210	224	237	(185)
Other (1)	—	—	—	—	—	—	8,774	—
Adjusted EBITDA	$(20,960)	$(24,857)	$(30,849)	$(12,026)	$(20,896)	$(2,246)	$(22,672)	$(21,219)
(1) We recorded $9.6 million of one-time charges in the three months ended September 30, 2017 in "Selling, operations, technology, general and administrative" in the consolidated and condensed statements of operations related to a warehouse we vacated in July 2017. Of the $9.6 million charges, $8.8 million was included in "Other" and related primarily to the excess of our estimated future remaining lease commitments through 2023 over our expected sublease income over the same period, and $0.8 million was included in "Depreciation and amortization" related to accelerated depreciation of leasehold improvements in the warehouse.

WAYFAIR INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$558,960	$279,840
Short-term investments	61,032	68,743
Accounts receivable, net of allowance of $7,000 and $3,115 at December 31, 2017 and December 31, 2016, respectively	37,948	19,113
Inventories	28,042	18,550
Prepaid expenses and other current assets	130,838	90,845
Total current assets	816,820	477,091
Property and equipment, net	361,141	239,354
Goodwill and intangible assets, net	3,105	4,230
Long-term investments	21,561	30,967
Other noncurrent assets	10,776	10,041
Total assets	$1,213,403	$761,683
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$440,366	$379,493
Accrued expenses	120,247	67,807
Deferred revenue	94,116	65,892
Other current liabilities	85,026	44,028
Total current liabilities	739,755	557,220
Lease financing obligation, net of current portion	82,580	28,900
Long-term debt	332,905	—
Other liabilities	106,492	96,179
Total liabilities	1,261,732	682,299

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2017 and December 31, 2016	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 57,398,983 and 49,945,202 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	57	50
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 30,809,627 and 35,885,692 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	31	36
Additional paid-in capital	537,212	409,225
Accumulated deficit	(583,266)	(329,940)
Accumulated other comprehensive (loss) gain	(2,363)	13
Total stockholders' (deficit) equity	(48,329)	79,384
Total liabilities and stockholders' equity	$1,213,403	$761,683

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net revenue	$1,439,016	$984,559	$4,720,895	$3,380,360
Cost of goods sold (1)	1,106,851	745,979	3,602,072	2,572,549
Gross profit	332,165	238,580	1,118,823	807,811
Operating expenses:
Customer service and merchant fees (1)	52,384	36,597	169,516	127,883
Advertising	165,739	115,689	549,959	409,125
Selling, operations, technology, general and administrative (1)	181,780	130,052	634,801	467,020
Total operating expenses	399,903	282,338	1,354,276	1,004,028
Loss from operations	(67,738)	(43,758)	(235,453)	(196,217)
Interest (expense) income, net	(5,576)	(97)	(9,433)	694
Other income (expense), net	358	(48)	758	1,756
Loss before income taxes	(72,956)	(43,903)	(244,128)	(193,767)
(Benefit from) provision for income taxes	(185)	53	486	608
Net loss	$(72,771)	$(43,956)	$(244,614)	$(194,375)
Net loss per share, basic and diluted	$(0.83)	$(0.51)	$(2.81)	$(2.29)
Weighted average number of common stock outstanding used in computer per share amounts, basic and diluted	87,893	85,567	86,983	84,977

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$459	$117	$1,091	$474
Customer service and merchant fees	770	620	2,636	2,108
Selling, operations, technology, general and administrative	20,858	13,951	68,899	49,371
	$22,087	$14,688	$72,626	$51,953

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(244,614)	$(194,375)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	87,020	55,572
Equity based compensation	67,840	49,402
Amortization of discount and issuance costs on convertible notes	5,830	—
Other non-cash adjustments	1,198	331
Changes in operating assets and liabilities:
Accounts receivable	(18,172)	(9,217)
Inventories	(9,454)	1,351
Prepaid expenses and other current assets	(39,124)	(16,179)
Accounts payable and accrued expenses	104,184	126,013
Deferred revenue and other liabilities	81,354	51,914
Other assets	(2,428)	(1,998)
Net cash provided by operating activities	33,634	62,814

Cash flows from investing activities
Purchase of short-term and long-term investments	(54,551)	(88,112)
Sale and maturities of short-term investments	71,095	119,810
Purchase of property and equipment	(100,451)	(96,707)
Site and software development costs	(46,428)	(31,379)
Cash received from the sale of a business (net of cash sold)	—	1,508
Other investing activities, net	—	(1,000)
Net cash used in investing activities	(130,335)	(95,880)

Cash flows from financing activities
Proceeds from issuance of convertible notes, net of issuance costs	420,449	—
Premiums paid for capped call confirmations	(44,160)	—
Taxes paid related to net share settlement of equity awards	(1,562)	(21,092)
Net proceeds from exercise of stock options	244	209
Net cash provided by (used in) financing activities	374,971	(20,883)
Effect of exchange rate changes on cash and cash equivalents	850	(387)
Net increase (decrease) in cash and cash equivalents	279,120	(54,336)
Cash and cash equivalents
Beginning of year	279,840	334,176
End of year	$558,960	$279,840